Exhibit 99.1

FOR IMMEDIATE RELEASE

ADVANCED EMISSIONS SOLUTIONS BOARD AUTHORIZES 2-FOR-1

STOCK SPLIT

SCHEDULES 2013 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS NEWS RELEASE AND CONFERENCE CALL

HIGHLANDS RANCH, Colorado, February 14, 2014– Yesterday, the Board of Directors of Advanced Emissions Solutions, Inc. (NASDAQ:ADES)(the “Company”) approved a two-for-one stock split. The stock split will be effected in the form of a stock dividend of one additional share of the Company’s common stock for each share held by stockholders of record at the close of business on February 28th, 2014. The additional shares will be distributed on March 14th, 2014 and the Company’s common stock will trade on a split-adjusted basis beginning on March 17th, 2014. As of February 12th, 2014 there were 10,864,516 shares of common stock outstanding.

“The split reflects our strong belief in our continued growth and development of the markets for our emission control technologies, as evidenced by the fact that the stock price increased more than 200% in 2013,” said Dr. Michael D. Durham, President and CEO of the Company.

The Company today announced that it will issue its financial results for the fourth quarter and year-ended December 31st, 2013 on Thursday, March 13th, 2014 after the stock markets close. Dr. Durham and Mark McKinnies, Senior VP & CFO, will conduct a conference call focusing on the financial results and business activities that afternoon at 5:00 pm ET:

•	(877) 709-8150 (Domestic)

•	(201) 689-8354 (International)

The conference call will also be webcast live via the “Investor Information” section at www.advancedemissionssolutions.com.

About Advanced Emissions Solutions, Inc.

Advanced Emissions Solutions, Inc. (NASDAQ:ADES) serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”), is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized Boilers and Pulverized Coal boilers respectively. Advanced Emissions Solutions consolidates the results of CCS in its financial statements.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BSCI supplies Dry Sorbent Injection (“DSI”) systems for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

The conference call referenced in this press release will contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements may include statements or expectations regarding future contracts, projects, demonstrations and technologies; amount and timing of production of RC, revenues, earnings, cash flows and other financial measures; future operations; our ability to capitalize on and expand our business to meet opportunities in our target markets and profit from our proprietary technologies; scope, timing and impact of current and anticipated regulations, legislation and IRS guidance; future supply and demand; the ability of our technologies to assist our customers in complying with government regulations and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in laws, regulations and IRS interpretations or guidance, government funding, accounting rules, prices, economic conditions and market demand; timing of laws, regulations and any legal challenges to or repeal of them; failure of the RC facilities to produce coal that qualifies for tax credits; termination of or amendments to the contracts for RC facilities; decreases in the production of RC; failure to lease or sell the remaining RC facilities on a timely basis; inability to commercialize the new M-45-PC TM technology on favorable terms; availability, cost of and demand for alternative tax credit vehicles and other technologies; technical, start-up and operational difficulties; availability of raw materials and equipment; loss of key personnel; impact of competition; our inability to ramp up operations to effectively address expected growth in our target markets; intellectual property infringement claims from third parties; seasonality and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Graham Mattison

Vice President, Investor Relations

(646) 319-1417

graham.mattison@adaes.com